UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported):

November 1, 2005

Modine Manufacturing Company
Exact name of registrant as specified in its charter

Wisconsin	1-1373	39-0482000
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer Identification Number

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant s telephone number, including area code:	(262) 636-1200

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

ITEM 7.01     Regulation FD Disclosure.

ITEM 9.01     Financial Statements and Exhibits.

SIGNATURE

Exhibit Index

EX-99.1     Press release dated November 1, 2005.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01   Regulation FD Disclosure.

On November 1, 2005, David B. Rayburn, President and CEO of Modine Manufacturing Company (“Modine” or the “Company”), and Bradley C. Richardson, Vice President, Finance and CFO of Modine, reiterated Modine’s fiscal 2006 diluted earnings per share guidance during a presentation at the Gabelli & Company 29th Annual Automotive Aftermarket Symposium. In the same presentation, Messrs. Rayburn and Richardson updated and brought forward Modine’s net new business figure, announcing $300 million of expected net new original equipment (OE) business over the next five years.

Modine will provide a live Webcast of the slide presentation through the Investor Relations section of the Company’s Web site at www.modine.com and the audio of the presentation will continue to be available on that site. A transcript of the Webcast will be available on www.modine.com starting on November 2. The Company anticipates that the audio and the transcript will be available for at least a month.

Modine also issued a press release simultaneously with the presentation, a copy of the related press release is being attached as Exhibit 99.1 to this Current Report on Form 8-K, which is being furnished, but not filed, pursuant to Item 7.01 of this Current Report on Form 8-K.

This current report on Form 8-K contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in the press release.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release dated November 1, 2005 announcing the Company’s net new business number and reiterating Modine’s fiscal 2006 diluted earnings per share guidance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ D. B. Rayburn
D. B. Rayburn President and Chief Executive Officer

Date: November 1, 2005

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Modine Manufacturing Company’s press release dated November 1, 2005 announcing the Company’s net new business number and reiterating Modine’s fiscal 2006 diluted earnings per share guidance.